UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2026

ONE Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42479	98-1813620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Rosemary Avenue, Suite 204 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(561) 779-9400

(Registrant’s telephone number, including area code)

Hennessy Capital Investment Corp. VII

195 US Hwy 50, Suite 207

Zephyr Cove, Nevada 89448

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 23, 2026, Hennessy Capital Investment Corp. VII, a Cayman Islands exempted company (“HVII”), and ONE Nuclear Energy, LLC, a Delaware limited liability company (“ONE Nuclear”), issued a press release announcing the closing of the business combination contemplated by the Business Combination Agreement, dated as of October 22, 2025, as amended by that certain Omnibus Amendment No. 1, dated as of March 31, 2026, that certain Omnibus Amendment No. 2, dated as of June 1, 2026 and that certain Omnibus Amendment No. 3, dated as of August 7, 2026, by and among HVII, Solis Merger Sub LLC, a Delaware limited liability company, and ONE Nuclear (the “Business Combination”), pursuant to which HVII was renamed “ONE Nuclear Energy Inc.” (HVII, as renamed, “New ONE Nuclear”), and the listing of the common stock of New ONE Nuclear, par value $0.0001 per share (“New One Nuclear Common Stock”), on The Nasdaq Stock Market LLC (“Nasdaq”).

New One Nuclear Common Stock is expected to commence trading on Nasdaq on September 24, 2026 under the ticker symbol “ONEN.”

On September 23, 2026, Richard Taylor, Chief Executive Officer of New ONE Nuclear, presented at the Nuclear Innovation Summit investor conference. A copy of Mr. Taylor’s presentation used in connection with the Nuclear Innovation Summit is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained under this Item 7.01 in this Report, including Exhibits 99.1 and 99.2 hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Items.

In connection with the closing of the Business Combination, holders of 13,809,029 Class A ordinary shares sold in HVII’s initial public offering properly exercised their right to have their shares redeemed for a pro rata portion of the trust account holding the proceeds from HVII’s initial public offering. On September 23, 2026, prior to the HVII’s domestication as a Delaware corporation pursuant to the Business Combination, HVII redeemed 13,809,029 Class A ordinary shares for approximately $10.61 per share and an aggregate redemption payment of approximately $146.5 million. As a result, on September 23, 2026, after giving effect to redemptions and prepayments under HVII’s previously disclosed forward purchase agreement and before paying expenses, there was approximately $2.2 million remaining in HVII’s trust account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated September 23, 2026.
99.2	Investor Presentation, dated September 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE NUCLEAR ENERGY INC.

Date: September 23, 2026		/s/ Richard Taylor
	Name:	Richard Taylor
	Title:	Chief Executive Officer